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                                                                    EXHIBIT 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-31710) and related Prospectus of The Source Information Management Company for the registration of 112,987 shares of its common stock and to the incorporation by reference therein of our report dated April 17, 1998, with respect to the financial statements of Brand Manufacturing Corp. included in The Source Information Management Company's Form 8-K/A filed with the Securities Exchange Commission on March 23, 1999.


                                                           /s/ Ernst & Young LLP


McLean, Virginia
June 15, 2000



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